UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

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Exact Sciences Corporation

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EXACT SCIENCES CORPORATION
5505 Endeavor Lane
Madison, Wisconsin 53719

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

DATED APRIL 29, 2022

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2022

This proxy statement supplement, dated May 20, 2022 (the “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Exact Sciences Corporation, which we filed with the Securities and Exchange Commission on April 29, 2022, relating to our annual meeting of shareholders to be held on June 9, 2022.

We are providing this Supplement solely to correct typographical errors resulting in overstatements of the amounts disclosed for Messrs. Elliott, Coward, Lidgard and Orville in the Stock Awards column of the Summary Compensation Table for 2021 on page 49 of the Proxy Statement. The Summary Compensation Table for 2021 is amended and restated on the following page solely to correct these typographical errors.

We have made no other changes to the Proxy Statement nor have we changed or added to the matters to be considered by our shareholders at the annual meeting.

If you have already voted, you do not need to vote again unless you would like to change your prior vote on any proposal. If you would like to change your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “proxy statement” are to the Proxy Statement as supplemented hereby.

Summary Compensation Table for 2021

The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		STOCK AWARDS ($)(1)		OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Kevin Conroy	2021	962,668		1,266,871	(3)	12,266,752	(4)	—	135,949	(5)	14,632,240
Chairman, President and	2020	498,976		1,374,450		12,226,355		5,975,741	45,731	(6)	20,121,254
Chief Executive Officer	2019	792,169		1,000,250	(7)	14,949,979		1,948,193	25,952	(8)	18,716,543
Jeffrey Elliott	2021	574,391		323,956		2,555,635	(4)	—	6,319	(9)	3,460,301
Executive Vice President,	2020	503,932		337,302		1,559,884		762,393	6,145	(9)	3,169,656
Chief Financial Officer and	2019	455,385		230,000		3,772,876		648,884	16,385	(9)	5,123,530
Chief Operating Officer
D. Scott Coward	2021	530,262		299,068		1,865,658	(4)	—	17,950	(9)	2,712,937
Executive Vice President,	2020	485,051		324,450		1,559,884		762,393	17,100	(9)	3,148,878
Chief Legal Officer	2019	483,016		242,050		3,708,412		616,042	16,800	(9)	5,066,320
and Secretary
Graham Lidgard	2021	574,336		323,925	(10)	2,555,635	(4)	—	38,778	(11)	3,492,674
Chief Science Officer	2020	500,702	(12)	335,034	(10)	1,559,884		762,393	17,100	(9)	3,175,113
	2019	477,447		238,750		3,708,412		616,042	16,800	(9)	5,057,451
Jacob Orville(12)	2021	477,831		224,581		1,865,658	(4)	—	18,035	(9)	2,586,104
General Manager, Pipeline	2020	407,212		227,120		797,320		389,694	17,100	(9)	1,838,445
	2019	331,731	(13)	370,137	(14)	3,291,960		—	341,800	(15)	4,335,628
Everett Cunningham(16)	2021	137,500		540,475	(17)	8,864,293	(4)	—	330,285	(18)	9,872,553
Chief Commercial Officer

(1)	The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(2)	The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(3)	Mr. Conroy elected to defer payment of 50% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(4)	The PSUs granted in 2021 are valued at target as a result of which this amount includes PSU amounts for Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham of $6,133,376, $715,548, $536,698, $715,548, $536,698 and $452,392, respectively. Assuming maximum performance, this amount would include PSU amounts for Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham of $12,266,753, $1,431,096, $1,073,396, $1,431,096, $1,073,396 and $904,783, respectively.

(5)	Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and (ii) $117,943 of personal travel expenses paid by the Company on behalf of Mr. Conroy pursuant to the Chartered Aircraft Policy.

(6)	Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and (ii) $28,631 of personal travel expenses paid by the Company on behalf of Mr. Conroy pursuant to the Chartered Aircraft Policy.

(7)	Mr. Conroy elected to defer payment of 100% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(8)	Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and (ii) $9,152 paid by the Company to Mr. Conroy for travel, lodging and other expenses incurred in respect of Mr. Conroy’s spouse’s attendance at a Company sales conference.

(9)	Represents a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee.

(10)	Mr. Lidgard elected to defer payment of 75% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(11)	Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) a retirement gift valued at $21,378.

(12)	Mr. Lidgard elected to defer payment of 35% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(13)	Mr. Orville was hired in February 2019.

(14)	Represents (i) $170,137 in incentive compensation bonus and (ii) a one-time payment of $200,000 in respect of a signing bonus owed to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

(15)	Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $325,000 paid in respect of certain relocation and travel stipends paid to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

(16)	Mr. Cunningham was hired in October 2021.

(17)	Represents (i) $90,475 in incentive compensation bonus and (ii) a one-time payment of $450,000 in respect of a signing bonus owed to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

(18)	Represents (i) $270,080 paid in respect of certain relocation and travel stipends and (ii) $60,180 paid in respect to a home security system to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.